NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

NUMBER                                                                  SHARES
________                        MEDCARE TECHNOLOGIES, INC.              _______
                                AUTHORIZED STOCK: 1,000,000
                                    CUSIP # 58404T 10 6

THIS CERTIFIES THAT ____________________________

IS THE RECORD HOLDER OF ___________

transferable on the books of the Corporation in person or duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: June 24, 1997         PREFERRED SERIES A STOCK


                                                        Countersigned
                                                HOLLADAY STOCK TRANSFER, INC.
                                            4350 East Camelback Road, Suite 100F
                                                   Phoenix, Arizona 85018
                                                       (602) 840-9019

[SEAL]    -----------------  -----------------           By:-------------------
          SECRETARY          PRESIDENT                   Authorized Signature
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